EXHIBIT 21



                    SUBSIDIARIES OF THE SMALL BUSINESS ISSUER


NAME                                                 STATE OF INCORPORATION
----                                                 ----------------------
Cord Partners, Inc.                                  Florida

CBA Professional Services, Inc.                      Florida

CBA Properties, Inc.                                 Florida